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                                   Exhibit 8.1

                               SHEARMAN & STERLING

FAX: 415 616-1199             555 CALIFORNIA STREET                    ABU DHABI
                      SAN FRANCISCO, CALIFORNIA 94104-1522              BUDAPEST
                                 415 616-1100                         DUSSELDORF
                                                                       FRANKFURT
                                                                          LONDON
                                                                     LOS ANGELES
WRITER'S DIRECT NUMBER:                                                 NEW YORK
                                                                           PARIS
                                                                   SAN FRANCISCO
                                                                          TAIPEI
                                 March 29, 1996                            TOKYO
                                                                         TORONTO
                                                                WASHINGTON, D.C.

Bedford Property Investors, Inc.
270 Lafayette Circle
Lafayette, California  94549

                            Issuance of Common Stock

Ladies and Gentlemen:

         You have requested our opinion concerning certain federal income tax aspects in connection with the public offering by Bedford Property Investors, Inc., a Maryland corporation (the "Company") of shares of Common Stock pursuant to the Registration Statement or Form S-2 (Registration No. 333-921), as amended (the "Registration Statement"). The Company, by action of its predecessor ICM Property Investors, Inc., has elected to be treated as a real estate investment trust (a "REIT") as defined in section 856 of the Internal Revenue Code of 1986, as amended (the "Code").

         In rendering this opinion, we have reviewed and relied upon facts and descriptions set forth in the Registration Statement. We also have relied on statements as to matters of fact made in the letter from an Officer of the Company (the "Letter"). We have assumed that the statements made in the Letter are true and correct and that the Letter has been signed by appropriate and authorized officers of the Company.
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Bedford Property Investors, Inc.        2

         Based on the foregoing and the Code, the income tax regulations issued by the United States Treasury Department thereunder (the "Regulations"), rulings of the Internal Revenue Service (the "IRS") and court decisions, all as in effect on the date hereof, we are of the opinion that, for Federal income tax purposes:

              (a) The Company was organized in conformity with the requirements for qualification as a REIT, the Company has operated in a manner so as to qualify as a REIT for all taxable years since the taxable year ended December 31, 1992 (which we believe is the Company's earliest taxable year which is within the normal period for federal tax audit), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT.

              (b) The discussion contained under the captions "Risk Factors--Tax Risks; Risks Associated with REIT Status" and "Certain Federal Income Tax Considerations" in the Registration Statement has been reviewed by us and, to the extent that it constitutes statements of law or legal conclusions, is correct in all material respects; and our opinions (in addition to opinion (a) above) set forth under such captions are confirmed.

Qualification of the Company as a REIT, however, will depend upon the Company's satisfaction, through actual annual operating results, of the various qualification tests imposed by the Code, and no assurance can be made that the Company's actual annual operations will be able to satisfy or will actually satisfy these various qualification tests. We do not undertake to monitor whether the Company will, in fact, through actual annual operating results, satisfy the various qualification tests, and we express no opinion whether the Company actually will satisfy these various qualification tests in the future.

         We hereby consent to the use of our name and opinions under the headings "Risk Factors--Tax Risks; Risks Associated with REIT Status" and "Certain Federal Income Tax Considerations" in the Registration Statement and the reference to our name under the heading "Legal Matters" in the Registration Statement. This opinion has been delivered to you and is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity without our prior written approval, and it may not be made available to any other person or entity.

         This opinion relates solely to Federal income tax law, and we do not undertake to render any opinion as to the qualification of the Company as a REIT under any state or local corporate franchise or income tax laws. In accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof; we disclaim any duty to update such opinion.
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Bedford Property Investors, Inc.        3

                                                             Very truly yours,


                                                             SHEARMAN & STERLING

A.C.G.
L.E.C.